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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                January 10, 1997
                Date of report (Date of earliest event reported)


                      PACIFIC REAL ESTATE INVESTMENT TRUST
               (Exact Name of Registrant as Specified in Charter)





       California                    0-8725                 94-1572930
(State or Other Jurisdiction       (Commission      (IRS Employer Identification
    of Incorporation)              File Number)                 No.)


                         1010 El Camino Real, Suite 210
                          Menlo Park, California 94025
                         (Address of Executive Offices)

                                 (415) 327-7147
               Registrant's telephone number, including area code

                                       None
          (Former Name or Former Address, If Changed Since Last Report)

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Item 5.  Other Events

     On January 15, 1997, Pacific Real Estate Investment Trust, a California trust ("PREIT"), announced in a Shareholder Letter and in a Joint Press Release with Revenue Properties Company Limited ("RPC"), dated January 15, 1997, that it has entered into a definitive merger agreement with Pan Pacific Development (U.S.) Inc. ("Pan Pacific"), a wholly owned subsidiary of RPC.

     Pursuant to the agreement, Pan Pacific subsidiaries owning certain improved real properties will merge with subsidiaries of a newly formed Maryland corporation ("PAC REIT"), and PREIT will transfer its assets and its liabilities to a PAC REIT subsidiary. In the transaction, PAC REIT will issue approximately 57% of its outstanding shares to Pan Pacific and approximately 43% of its shares to PREIT shareholders. PAC REIT intends to continue to own and operate the acquired properties as a real estate investment trust. The transactions are subject to the completion of regulatory proceedings, a favorable vote of the PREIT shareholders and other conditions.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 24, 1997

                                        PACIFIC REAL ESTATE INVESTMENT TRUST


                                        By:  /s/ Robert C. Gould
                                           -------------------------------------
                                              Robert C. Gould, Vice President

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                                INDEX TO EXHIBITS

Exhibit No.                        Description
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99.1                               Shareholder Letter dated January 15, 1997
99.2                               Joint Press Release dated January 15, 1997